Exhibit 99.1

MEMSIC Appoints Mark Laich Vice President of Worldwide Sales

Andover, MA – October 30, 2008 – MEMSIC, Inc. (NasdaqGM: MEMS), the industry’s only MEMS solution provider to combine proprietary thermal-based technology with advanced mixed signal processing circuitry onto a single chip using standard CMOS IC process, today announced the addition of Mark Laich to its executive team in the position of Vice President of Worldwide Sales. Mr. Laich comes to MEMSIC with over 20 years of semiconductor sales and intellectual property licensing expertise with high growth companies. Mr. Laich has extensive experience establishing sales channels throughout the world, managing culturally diverse and geographically dispersed sales teams, directing the sales of complex semiconductor products, and establishing strategic relationships with major customers.

Most recently Laich served as at Vice President of Sales at Potentia Semiconductor, where he was and was responsible for directing worldwide sales of the company’s power management and conversion products. As a member of Potentia’s executive team, Laich was instrumental in refocusing the company’s business strategy on high revenue opportunities in flat panel TV applications.

Prior to Potentia, Mark held senior sales management positions at Azanda Network Devices, Lexra, ZSP, LG and Zilog. He began his career at AMD in Sunnyvale, CA and Austin, TX.

“I am very excited to be joining MEMSIC,” Laich said. “The company’s proprietary technology positions MEMSIC for rapid growth. MEMSIC’s differentiated components and solutions approach is unique and creates compelling opportunities for the company.”

Dr. Yang Zhao, President and CEO of MEMSIC said, “We are pleased to have someone with Mark’s experience managing global sales organizations join our executive team. His ability to lead across a diverse organization and attract tier-one customers worldwide will help drive our leadership as a MEMS component and solution provider.”

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature, including statements about MEMSIC’s expected financial results for 2008, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2007, as well as the following: our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Garo Toomajanian

ICR, Inc.

(978) 738-0900 x240

ir@memsic.com